Morgan, Lewis & Bockius LLP	MORGAN LEWIS

1701 Market Street

Philadelphia, PA 19103-2921

Tel: +1.215.963.5000

Fax: +1.215.963.5001

www.morganlewis.com

June 19, 2015

Manning & Napier Fund, Inc.

290 Woodcliff Drive

Fairport, NY 14450

Re:	Registration Statement filed on Form N-14 under the Securities Act of 1933

Ladies and Gentlemen:

We hereby consent to the references to our Firm in the Registration Statement filed on Form N-14 under the Information Statement/Prospectus heading “The Reorganization.” In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP